UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2010
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota (State or other jurisdiction of incorporation)	1-7707 (Commission File Number)	41-0793183 (IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota (Address of principal executive offices)	55432 (Zip Code)
(Registrant’s telephone number, including area code): (763) 514-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
The 2010 Annual Meeting of Shareholders of Medtronic, Inc. (the “Company”) was held on August 25, 2010. The votes cast with respect to each item of business properly presented at the meeting are as follows:
• The shareholders elected each of the eleven nominees to the Board of Directors to serve for one-year terms, as follows:

	For	Withheld	Broker Non-Vote
Richard H. Anderson	743,672,849	35,078,312	113,412,983
David L. Calhoun	766,362,255	12,388,906	113,412,983
Victor J. Dzau, M.D.	734,410,650	44,340,511	113,412,983
William A. Hawkins	755,617,537	23,133,624	113,412,983
Shirley A. Jackson, Ph.D.	727,081,711	51,669,450	113,412,983
James T. Lenehan	769,249,828	9,501,333	113,412,983
Denise M. O’Leary	768,744,219	10,006,942	113,412,983
Kendall J. Powell	687,568,627	91,182,534	113,412,983
Robert C. Pozen	769,429,700	9,321,461	113,412,983
Jean-Pierre Rosso	739,819,376	38,931,785	113,412,983
Jack W. Schuler	683,440,303	95,310,858	113,412,983
• The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

For	884,655,376
Against	6,750,379
Abstain	748,389
Broker Non-Vote	N/A

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
By /s/ Gary L. Ellis
Date: August 31, 2010	Gary L. Ellis
Senior Vice President and Chief Financial Officer